Exhibit 99.1

Digital River Announces CEO Succession Plans

Founder Joel Ronning steps down as CEO, will continue as Chairman until year-end;
Lead Director Thomas Madison named interim CEO as board conducts search

MINNEAPOLIS--(BUSINESS WIRE)--November 1, 2012--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, today announced that Founder Joel A. Ronning has stepped down as Chief Executive Officer. Mr. Ronning will continue to serve as Chairman of the Board until December 31, 2012, when he will retire from the board. Lead Independent Director Thomas F. Madison has been named interim Chief Executive Officer. The board of directors is conducting a search for a permanent CEO and has retained Spencer Stuart to assist with the process. The board will consider both internal and external candidates for the CEO position.

Mr. Madison said, “On behalf of the entire board of directors, I want to thank Joel Ronning for his tireless work and leadership. The company that Joel built from the ground up has become far more than a Minnesota business success story – Digital River is now a $400 million leader in global cloud commerce. Under his watch, Digital River has developed a deep executive bench and a strong brand reputation in e-commerce, positioning it well for long-term success. I know I speak not just for the board and the management team, but for all Digital River employees, as we thank Joel for his steadfast commitment to Digital River since 1994 and wish him the best in his future endeavors.”

Mr. Ronning stated, “I am extremely proud of Digital River’s progress and accomplishments over the past 18 years, and I am honored to have had the opportunity to lead such an experienced and talented team of professionals. Digital River is in a strong position today, and I’m confident it has excellent prospects for the future. After considerable reflection, I am at a point where I want to spend more time with my family and pursuing other interests.”

Prior to founding Digital River, Ronning served as Chairman and CEO of Tech Squared, Inc., a direct catalog marketer of software and hardware products. He also previously founded and served as CEO and Director of MacUSA, Inc., a wholly owned subsidiary of Tech Squared. Additionally, he served as a Director of S2 Technologies, Inc., and Jasc Software. Ronning is a member of the board of the Walker Art Center and the Guthrie Theater. He holds 12 patents in encryption technology and digital delivery.

Mr. Madison has been a Director of Digital River since 1996. Since 1993, he has been President and CEO of MLM Partners, a consulting and small business investment company. He has served as Vice Chairman and CEO of Minnesota Mutual Life Insurance Company, President of US WEST Communications Markets, and President and CEO of Northwestern Bell Telephone Company. He is currently a Director of Rimage Corporation and Spanlink Communications and was previously Chairman of Communications Holdings, Inc., Chairman of AetherWorks, LLC, Chair of Banner Health, Chair of the Advisory Board for VoiceViewer Technologies, Inc., and a Director of CenterPoint Energy, Inc., Valmont Industries, Inc., and Delaware Group of Funds.

About Digital River, Inc.
Digital River, Inc., the revenue growth experts in global cloud commerce, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running a global commerce operation. The company’s comprehensive platform offers site development and hosting, order management, global payments, cloud-based billing, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit its corporate website, follow the company on Twitter or call +1 952-253-1234.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” “expects,” or “guidance” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the commerce market; challenges associated with international expansion; our ability to successfully complete senior management succession plan; the variability of foreign exchange rates; any breach or compromise of the company’s security systems; our ability to successfully manage our business while undertaking significant internal investments; our ability to execute upon our payments strategy and expand our business in this sector; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2011.

Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-225-3362
Vice President, Investor Relations, Treasury
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-225-3719
Group Vice President, Corporate Communications
gdyrek@digitalriver.com